UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2010 (May 27, 2010)

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 27, 2010, Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders in Naples, Florida. At the Annual Meeting of Stockholders, the Company’s stockholders voted to elect eight directors to the Board of Directors.

Proposal 1: Election of Directors

The Company’s stockholders elected eight individuals to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed. The results of that vote were as follows:

	For	Against or Withheld	Abstentions and Broker Non-votes
Directors Elected by Holders of All Classes of Common Stock
George G. Beasley	168,963,756	1,537,237	—
Bruce G. Beasley	168,850,403	1,650,590	—
Caroline Beasley	168,831,535	1,669,458	—
Brian E. Beasley	168,852,073	1,648,920	—
Joe B. Cox	170,471,182	29,811	—
Allen B. Shaw	168,972,622	1,528,371	—

Directors Elected by Holders of Class A Common Stock
Mark S. Fowler	3,865,321	8,242	—
Herbert W. McCord	3,865,321	8,242	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: May 28, 2010	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and Treasurer